CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                        ARTHUR ANDERSEN LLP





New York, New York
October 27, 1998